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                                                                   EXHIBIT 23.6

                    CONSENT OF WASSERSTEIN & PERELLA & CO.

  We hereby consent to the filing of our opinion, dated as of June 25, 1996 in the Joint Proxy Statement/Prospectus on Form S-4 of Pacific Telesis Group (the "Proxy Statement"), as an Appendix and Exhibit to the Proxy Statement and to the reference to us under the captions "Summary" and "The Acquisition and Related Transactions--Financial Advisors." In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 under the Securities Act of 1933.

WASSERSTEIN PERELLA & CO., INC.

New York, New York
October 11, 1996